Exhibit 1.01

Conflict Minerals Report
Calix, Inc.
For the Year Ended December 31, 2023

This Conflict Minerals Report (“CMR”) is provided to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended, for Calix, Inc. (“Calix”) for the calendar year ended December 31, 2023. Rule 13p-1, as implemented by the Securities and Exchange Commission (“SEC”), imposes reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”). Rule 13p-1 applies to SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products, other than conflict minerals sourced solely from recycled or scrap sources. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold, referred to as 3TG.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”), or a registrant is unable to determine the country of origin of those conflict minerals, then the Act requires that the registrant exercise due diligence on the source and chain of custody of those conflict minerals.

Overview

Calix is a leading global provider of cloud and software platforms, systems and services that focus on the access network, the portion of the network that governs available bandwidth and determines the range and quality of services that can be offered to subscribers. Calix’s cloud and software platforms enable communication service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks. Calix primarily relies upon third-party manufacturing partners to manufacture its products, including the purchase of components or materials that may contain smelted or refined minerals and the purchase raw ore or minerals. As a result of this third-party manufacturing model, Calix is several levels removed from the purchase of raw ore and minerals, and the mining of conflict minerals. These purchases occur much further upstream in Calix’s supply chain.

For purposes of Rule 13p-1, Calix engaged a third-party vendor to assist with survey efforts and outreach with our third-party manufacturing partners. This process included researching whether suppliers upstream in Calix’s supply chain utilized conflict minerals in the manufacture of products for Calix, and, if so, the origin of those conflict minerals. Because Calix relies upon third-party manufacturing partners, consisting of contract manufacturers and original design manufacturers, to source for and produce its products, in most cases, Calix has no visibility into the upstream suppliers and does not control the supplier sourcing decisions. In selecting manufacturing partners, Calix requires partners to regularly engage with and assess their supplier base to evaluate the components and materials used to produce Calix products.

Based on information obtained during this survey process for our manufacturing partners in 2023, Calix identified that some components and materials that are included in Calix products contain conflict minerals.

Reasonable Country of Origin Inquiry

In order to perform a reasonable country of origin inquiry (“RCOI”), Calix and its third party vendor, worked directly with suppliers and third-party manufacturers to conduct surveys of their direct supplier base to determine whether the conflict minerals contained in components of Calix products originated from the Covered Countries. This survey was conducted using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”), and included inquiries related to the facilities used to process conflict minerals, a supplier’s commitment and processes to support conflict free sourcing and the smelters and refiners used.

For 2023, surveys were distributed to approximately 189 suppliers with a reported response rate of 97%. To support improved response rate and quality of the CMRT process, personnel that have oversight responsibilities for conflict minerals within our manufacturing partner organizations review the CMRT responses and engage with our manufacturing partners to conduct follow-up inquiries for CMRT completeness and accuracy.

Based on the RCOI described above, we have reason to believe that some of the components used in the manufacture of our products in 2023 contained conflict minerals that originated from the Covered Countries and were not sourced solely from recycled or scrap sources.

Supply Chain Due Diligence and Assessment

Based on the RCOI, and as required by Rule 13p-1, we undertook due diligence on our supply chain to ascertain whether the conflict minerals in Calix products directly or indirectly financed or benefited arms groups in the Covered Countries.

Based on our RCOI for 2023, there were approximately 507 smelters and refiners that were identified by suppliers as a source of conflict minerals, of which 178 were known to be sourcing conflict minerals originating from the Covered Countries and 3 were sourcing from an unknown country of origin. In accordance with the Organization for Economic Co-operation and Development Due Diligence Guidelines for Responsible Supply Chains of Minerals from High-Risk Areas and related supplements, Calix conducted further due diligence on its supply chain to assess the source and chain of custody of the conflict minerals, including taking the following actions:

•Collection of conflict minerals information from the supply chain utilizing the CMRT
•Reviews of supplier, smelter and refinery information in CMRT responses for plausibility, consistency and completeness
•Follow-up efforts with suppliers for information about identified smelters and refiners
•Engagement with suppliers for further conflict minerals reporting upstream through the supply chain
•Review whether identified smelters and refiners, including those identified as a source of conflict minerals originating from the Covered Countries, are listed as participating in the Responsible Minerals Assurance Process (“RMAP”) operated by the RMI or otherwise verified as conflict free by industry recognized programs
•Conduct supplier outreach as recommended and in support of RMI initiatives, particularly for non-responding suppliers

Based on the due diligence conducted, we determined that 178 of the smelters and refiners identified to supply conflict minerals originating in the Covered Countries are included on the RMI list of conformant, active and eligible smelters and refiners. Based on the information provided by our suppliers as of May 30, 2024, we believe that the facilities that may have been used to process the 3TG minerals in our products include the smelters and refiners listed in Appendix I to this CMR. Note that this list is likely to be both incomplete and over-inclusive of facilities in our supply chain. We are dependent on direct suppliers to identify the smelters and refiners in our supply chain. Although we request suppliers to provide information specific to the parts, components and products provided to us, most responses submitted are at a company-level, and not specific to our supply chain. In addition, many suppliers are disclosing that they have not yet completed their own due diligence and are unable to disclose a complete list of smelters and refiners. Pursuant to Rule 13p-1, this CMR is not subject to an independent private sector audit.

Ongoing Risk Management

We intend to continue our work with our manufacturing partners and suppliers to improve response rates to our conflict minerals surveys, including through direct and indirect outreach efforts, and to improve awareness upstream in the supply chain. We also expect to further refine conflict minerals assessments and inquiries as part of our supplier and manufacturer partner evaluation processes. This CMR is also available on Calix’s Investor Relations website at: https://investor-relations.calix.com under Governance – Governance Documents.

Forward-Looking Statements

Statements made in this report that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations and assumptions about our business and operations and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include the effect of changes in laws and regulations, economic, market and business conditions, the performance and operations of third-party partners and suppliers, availability of critical components and materials, and other risks as described in our Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

Appendix I

Smelter ID	Smelter Name	Metal	Smelter Country
CID000019	Aida Chemical Industries Co., Ltd.	Gold	JAPAN
CID000035	Agosi AG	Gold	GERMANY
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL
CID000077	Argor-Heraeus S.A.	Gold	SWITZERLAND
CID000082	Asahi Pretec Corp.	Gold	JAPAN
CID000090	Asaka Riken Co., Ltd.	Gold	JAPAN
CID000113	Aurubis AG	Gold	GERMANY
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
CID000157	Boliden Ronnskar	Gold	SWEDEN
CID000176	C. Hafner GmbH + Co. KG	Gold	GERMANY
CID000185	CCR Refinery - Glencore Canada Corporation	Gold	CANADA
CID000197	Yunnan Copper Industry Co., Ltd.	Gold	CHINA
CID000233	Chimet S.p.A.	Gold	ITALY
CID000264	Chugai Mining	Gold	JAPAN
CID000359	DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF
CID000401	Dowa	Gold	JAPAN
CID000425	Eco-System Recycling Co., Ltd. East Plant	Gold	JAPAN
CID000689	LT Metal Ltd.	Gold	KOREA, REPUBLIC OF
CID000694	Heimerle + Meule GmbH	Gold	GERMANY
CID000707	Heraeus Metals Hong Kong Ltd.	Gold	CHINA
CID000711	Heraeus Germany GmbH Co. KG	Gold	GERMANY
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	CHINA
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
CID000814	Istanbul Gold Refinery	Gold	TURKEY
CID000823	Japan Mint	Gold	JAPAN
CID000855	Jiangxi Copper Co., Ltd.	Gold	CHINA
CID000920	Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA
CID000924	Asahi Refining Canada Ltd.	Gold	CANADA
CID000937	JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN
CID000957	Kazzinc	Gold	KAZAKHSTAN
CID000969	Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA
CID000981	Kojima Chemicals Co., Ltd.	Gold	JAPAN
CID001149	Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE
CID001153	Metalor Technologies S.A.	Gold	SWITZERLAND
CID001157	Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA
CID001188	Mitsubishi Materials Corporation	Gold	JAPAN

Smelter ID	Smelter Name	Metal	Smelter Country
CID001259	Nihon Material Co., Ltd.	Gold	JAPAN
CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION
CID001352	MKS PAMP SA	Gold	SWITZERLAND
CID001386	Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION
CID001512	Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA
CID001555	Samduck Precious Metals	Gold	KOREA, REPUBLIC OF
CID001916	Shandong Gold Smelting Co., Ltd.	Gold	CHINA
CID001955	Torecom	Gold	KOREA, REPUBLIC OF
CID001993	United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA
CID002003	Valcambi S.A.	Gold	SWITZERLAND
CID002129	Yokohama Metal Co., Ltd.	Gold	JAPAN
CID002509	MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
CID002511	KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND
CID002515	Fidelity Printers and Refiners Ltd.	Gold	ZIMBABWE
CID002560	Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES
CID002561	Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
CID002567	Sudan Gold Refinery	Gold	SUDAN
CID002605	Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF
CID002762	L'Orfebre S.A.	Gold	ANDORRA
CID002765	Italpreziosi	Gold	ITALY
CID002778	WIELAND Edelmetalle GmbH	Gold	GERMANY
CID002850	AU Traders and Refiners	Gold	SOUTH AFRICA
CID002919	Planta Recuperadora de Metales SpA	Gold	CHILE
CID002973	Safimet S.p.A	Gold	ITALY
CID003153	State Research Institute Center for Physical Sciences and Technology	Gold	LITHUANIA
CID003185	African Gold Refinery*	Gold	UGANDA
CID003189	NH Recytech Company	Gold	KOREA, REPUBLIC OF
CID003324	QG Refining, LLC	Gold	UNITED STATES OF AMERICA
CID003383	Sovereign Metals	Gold	INDIA
CID003497	K.A. Rasmussen	Gold	NORWAY
CID003641	Gold by Gold Colombia	Gold	COLOMBIA
CID000211	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA
CID000456	Exotech Inc.	Tantalum	UNITED STATES OF AMERICA
CID000460	F&X Electro-Materials Ltd.	Tantalum	CHINA
CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CHINA
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
CID000917	Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA
CID001076	AMG Brasil	Tantalum	BRAZIL
CID001163	Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
CID001175	Mineracao Taboca S.A.	Tantalum	BRAZIL
CID001192	Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN
CID001200	NPM Silmet AS	Tantalum	ESTONIA

Smelter ID	Smelter Name	Metal	Smelter Country
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA
CID001508	QuantumClean	Tantalum	UNITED STATES OF AMERICA
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
CID001769	Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION
CID001869	Taki Chemical Co., Ltd.	Tantalum	JAPAN
CID001891	Telex Metals	Tantalum	UNITED STATES OF AMERICA
CID001969	Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
CID002504	D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA
CID002505	FIR Metals & Resource Ltd.	Tantalum	CHINA
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
CID002539	KEMET de Mexico	Tantalum	MEXICO
CID002544	TANIOBIS Co., Ltd.	Tantalum	THAILAND
CID002545	TANIOBIS GmbH	Tantalum	GERMANY
CID002548	Materion Newton Inc.	Tantalum	UNITED STATES OF AMERICA
CID002549	TANIOBIS Japan Co., Ltd.	Tantalum	JAPAN
CID002550	TANIOBIS Smelting GmbH & Co. KG	Tantalum	GERMANY
CID002557	Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA
CID002558	Global Advanced Metals Aizu	Tantalum	JAPAN
CID002707	Resind Industria e Comercio Ltda.	Tantalum	BRAZIL
CID002842	Jiangxi Tuohong New Raw Material	Tantalum	CHINA
CID004054	PowerX Ltd.	Tantalum	RWANDA
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
CID000292	Alpha	Tin	UNITED STATES OF AMERICA
CID000402	Dowa	Tin	JAPAN
CID000438	EM Vinto	Tin	N.A.BOLIVIA (Plurinational STATE OF)
CID000448	Estanho de Rondonia S.A.	Tin	BRAZIL
CID000468	Fenix Metals	Tin	POLAND
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA
CID001070	China Tin Group Co., Ltd.	Tin	CHINA
CID001105	Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA
CID001142	Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA
CID001173	Mineracao Taboca S.A.	Tin	BRAZIL
CID001182	Minsur	Tin	PERU
CID001191	Mitsubishi Materials Corporation	Tin	JAPAN
CID001231	Jiangxi New Nanshan Technology Ltd.	Tin	CHINA
CID001337	Operaciones Metalurgicas S.A.	Tin	N.A.BOLIVIA (Plurinational STATE OF)

Smelter ID	Smelter Name	Metal	Smelter Country
CID001453	PT Mitra Stania Prima	Tin	INDONESIA
CID001460	PT Refined Bangka Tin	Tin	INDONESIA
CID001477	PT Timah Tbk Kundur	Tin	INDONESIA
CID001482	PT Timah Tbk Mentok	Tin	INDONESIA
CID001486	PT Timah Nusantara	Tin	INDONESIA
CID001490	PT Tinindo Inter Nusa	Tin	INDONESIA
CID001539	Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA
CID001758	Soft Metais Ltda.	Tin	BRAZIL
CID001898	Thaisarco	Tin	THAILAND
CID002015	VQB Mineral and Trading Group JSC	Tin	VIET NAM
CID002036	White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA
CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	CHINA
CID002468	Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL
CID002517	O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM
CID002706	Resind Industria e Comercio Ltda.	Tin	BRAZIL
CID002756	Super Ligas	Tin	BRAZIL
CID002773	Aurubis Beerse	Tin	BELGIUM
CID002774	Aurubis Berango	Tin	SPAIN
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA
CID003325	Tin Technology & Refining	Tin	UNITED STATES OF AMERICA
CID003387	Luna Smelter, Ltd.	Tin	RWANDA
CID003449	PT Mitra Sukses Globalindo	Tin	INDONESIA
CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Tin	BRAZIL
CID003831	DS Myanmar	Tin	MYANMAR
CID003868	PT Putera Sarana Shakti (PT PSS)	Tin	INDONESIA
CID004065	Mining Minerals Resources SARL	Tin	CONGO, DEMOCRATIC REPUBLIC OF THE
CID000004	A.L.M.T. Corp.	Tungsten	JAPAN
CID000105	Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA
CID000568	Global Tungsten & Powders LLC	Tungsten	UNITED STATES OF AMERICA
CID000766	Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA
CID000825	Japan New Metals Co., Ltd.	Tungsten	JAPAN
CID000966	Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA
CID002044	Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA
CID002082	Xiamen Tungsten Co., Ltd.	Tungsten	CHINA
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA

Smelter ID	Smelter Name	Metal	Smelter Country
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA
CID002502	Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM
CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CHINA
CID002541	H.C. Starck Tungsten GmbH	Tungsten	GERMANY
CID002542	TANIOBIS Smelting GmbH & Co. KG	Tungsten	GERMANY
CID002543	Masan High-Tech Materials	Tungsten	VIET NAM
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA
CID002589	Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA
CID002641	China Molybdenum Tungsten Co., Ltd.	Tungsten	CHINA
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA
CID002649	Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION
CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	BRAZIL
CID003468	Cronimet Brasil Ltda	Tungsten	BRAZIL
* Certain surveyed suppliers reported potential sourcing of 3TG in 2023 from CID003185 - African Gold Refinery (“AGR”). To our knowledge, AGR is a gold smelter in a Covered Country and is not currently listed as a conformant or active facility by the RMI. Furthermore, on March 17, 2022, the United States Department of Treasury’s Office of Foreign Assets Control designated AGR as a Specially Designated National. Calix has not identified any direct transactions or contractual relationships with AGR, and to date has not received confirmation from any of our suppliers that they utilized 3TG sourced from AGR in any of Calix’s products in 2023. Calix continues to work with our suppliers to ensure improved transparency and accountability in our supply chain.